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                                                                    EXHIBIT 23.3




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to its registration statement on Form S-4 filed pursuant to Rule 462B of Transocean Sedco Forex Inc. of our report dated February 22, 2000 included in R&B Falcon Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.





/s/ Arthur Andersen LLP
Houston, Texas
January 30, 2001